UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 31, 2009

TALON INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-13669 (Commission File Number)	95-4654481 (I.R.S. Employer Identification No.)

21900 Burbank Blvd., Suite 270 Woodland Hills, California (Address of Principal Executive Offices)	91367 (Zip Code)

(818) 444-4100
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement.

Item 2.03      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

   Amendment to Credit Facility

        As of March 31, 2009, Talon International, Inc. entered into an Amendment No. 4 to the Revolving Credit and Term Loan Agreement with CVC California, LLC (the "Lender"), which is the successor to Bluefin Capital, LLC by assignment as lender under the credit facility. The amendment modifies the loan agreement to, among other things, to provide for:

o	The issuance of a new term note in the principal amount of $225,210 to the Lender in lieu of paying a cash waiver in connection with our failure to satisfy the financial covenants in the loan agreement for quarters ended December 31, 2008 and March 31, 2009. The additional term note accrues interest at the rate of 8.5% per annum, is due at maturity on June 30, 2010, and is is otherwise subject to the term and conditions of the loan agreement.

o	The re-lending by the lender of $125,000 under the term loan portion of the credit facility, which amount we had previously repaid.

o	A temporary increase the percentage of eligible accounts receivable and inventory that we may borrow against under the revolving credit line.

o	The deferral of quarterly interest payments for the first quarter of 2009 until later in 2009.

o	The granting to the Lender of the right to designate a non-voting observer to attend all meetings of our Board of Directors.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TALON INTERNATIONAL, INC.
Date: April 6, 2009	By: /s/ Lonnie D. Schnell Lonnie D. Schnell, Chief Financial Officer

3